UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 13, 2006

Date of report (Date of earliest event reported)

ConAgra Foods, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7275	47-0248710
(Commission File Number)	(IRS Employer Identification No.)

One ConAgra Drive
Omaha, NE	68102
(Address of Principal Executive Offices)	(Zip Code)

(402) 595-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 13, 2006, the Human Resources Committee of the Board of Directors (the “Committee”) established the short-term and long-term incentive programs for the fiscal year beginning May 29, 2006 for the five executives who will appear as named executive officers in the Company’s 2006 Proxy Statement (the “Executives”). The Executives are Gary M. Rodkin, President and Chief Executive Officer; Robert F. Sharpe, Jr., Executive Vice President, Legal and External Affairs; Frank S. Sklarsky, Executive Vice President and Chief Financial Officer; Owen C. Johnson, Executive Vice President and Chief Administrative Officer; and John F. Gehring, Senior Vice President and Corporate Controller.

The short-term incentive program was established under the stockholder-approved Executive Incentive Plan. The Committee established target incentives for each Executive ranging from 80% to 200% of year-beginning base salary. The Committee also established target financial performance goals which for fiscal 2007 are based on profit before tax, with modifiers (which can increase or decrease the target by up to 20%) based on cost savings and working capital performance goals. Payouts are in cash and may be more or less than target depending on actual performance. Payouts are capped at two times target.

The long-term incentive program was established under the stockholder-approved Executive Incentive Plan, with potential common stock awards issuable under stockholder-approved stock plans. The long-term incentive program for fiscal 2007 consists of a mix of performance shares and stock options (described below) and replaces the long-term awards previously granted to participating executives. The Committee established the target incentives under the redesigned long-term programs for each Executive following a review of peer group long-term incentive programs by its independent compensation consultant.

Under the redesigned long-term incentive program, each Executive is assigned a targeted number of performance shares at the beginning of each three-year performance period. The first three-year cycle commenced on the first day of fiscal 2007. The financial performance objectives for this performance cycle are based on growth in earnings before interest and taxes and return on average invested capital. The number of performance shares earned over the full three-year period is determined by the extent to which the three-year objectives are met. However, during the three-year cycle there is a transition from the Company’s prior program (which would have provided the executives payout opportunities in 2007 and 2008 but which has been cancelled with the adoption of the redesigned program). For the transition, up to one-third of the targeted award may be earned and paid out at the end of fiscal 2007 based on fiscal 2007 performance and up to one-third of the total targeted award may be earned and paid out at the end of fiscal 2008 based on cumulative performance for fiscal 2007 and fiscal 2008. In no event may the amount paid in each of fiscal 2007 and fiscal 2008 exceed one-third of the three-year target. The balance of the award, including any above-target payout, is earned based on the full three years ending in fiscal 2009. The Committee established certain adjustments for extraordinary events and determined to make pro rata payouts in the event of death, disability or retirement. Dividend equivalents will be paid on the portion of performance shares actually earned at the regular dividend rate over the performance period. Payouts on earned performance shares and dividend equivalents are made in shares of ConAgra Foods common stock and may be more or less than target depending on performance. Payouts are capped at three times target. The target number of performance shares awarded to the Executives for the three-year cycle beginning with fiscal 2007 are: Mr. Rodkin, 300,000; Mr. Sharpe and Mr. Johnson, 96,000 each; and Mr. Gehring, 48,000.

The Committee also issued stock options to the Executives as part of the long-term incentive program. The number of options issued to each Executive on July 13, 2006, was as follows: Mr. Rodkin, 500,000 options; Mr. Sharpe and Mr. Johnson, 160,000 options each; and Mr. Gehring, 80,000 options. The options have a seven year term, an exercise price at the Company’s closing market price on the date of grant, and vest 40% at the end of fiscal 2007, 30% at the end of fiscal 2008 and 30% at the end of fiscal 2009.

The Committee also determined payouts to the Executives based on short-term incentive plans and long-term incentive plans for the fiscal year ended May 28, 2006. Mr. Rodkin will receive a cash bonus of $2 million pursuant to the terms of his employment agreement, of which he elected to and will defer 50% into an investment in shares of Company common stock, and Mr. Sharpe will receive a cash bonus of $300,000 pursuant to the terms of his employment agreement. Mr. Gehring will receive a cash bonus of $250,000 based on the performance goals established by the Committee related to his financial control position. The Committee also awarded discretionary cash bonuses based on fiscal 2006 second-half performance of $150,000 to Mr. Sharpe, $250,000 to Mr. Sklarsky, and $300,000 to Mr. Johnson. There were no long-term incentive payouts for the period ended in fiscal 2006.

On July 13, 2006, the Committee approved an employment and separation agreement with Mr. Sklarsky, who had previously announced his intentions to leave the Company. Mr. Sklarsky agreed to remain in his position for a transition period ending not earlier than August 16, 2006, and to comply with certain confidentiality, noncompetition and non-solicitation provisions following his termination of employment. ConAgra Foods agreed that, following Mr. Sklarsky’s departure and in satisfaction of prior agreements with the Company, Mr. Sklarsky would (1) receive his monthly $41,667 base salary for two years, (2) be eligible for a pro rata short-term incentive plan bonus for fiscal 2007, (3) continue medical benefits at active employee premium rates, (4) be eligible for out placement services, and (5) not be required to return any monies or benefits actually received pursuant to his initial Employment Agreement. A copy of Mr. Sklarsky’s employment and separation agreement is attached as Exhibit 10.1 and incorporated herein by this reference.

The employment agreement between the Company and Mr. Sharpe, who will appear as a named executive officer in the Company’s 2006 Proxy Statement, with a summary of the material terms of the agreement, is attached as Exhibit 10.2 and incorporated herein by this reference.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)          In order to pursue additional responsibilities in the Foundation he runs, on July 13, 2006, Mr. Howard Buffett notified the Company of his decision to resign from the Board of Directors of the Company effective upon the conclusion of the next regular Board meeting, scheduled for September 28, 2006.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 14, 2006, the Board of Directors amended the Company bylaws to provide that director nominees are elected by the vote of a majority of the votes cast with respect to the director at the meeting, unless the number of nominees exceeds the number of directors to be elected (a contested election), in which case directors shall be elected by the vote of a plurality of the shares present and entitled to vote at the meeting. If a nominee is not elected and the nominee is an incumbent director, the director is required to promptly tender his or her resignation to the Board of Directors. The Corporate Governance Committee will consider the tendered resignation and recommend to the Board whether to accept or reject the resignation or whether other action should be taken. The Board will act on the tendered resignation and publicly disclose its decision within 90 days from the certification of the election results. The director who tenders his or her resignation will not participate in the committee’s recommendation or the Board action regarding whether to accept or reject the tendered resignation. Prior to the amendment, a plurality of the votes cast in all elections was sufficient to elect director nominees. A copy of the amendment of the bylaws is attached as Exhibit 3.1 and incorporated herein by this reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amendment to Bylaws.

10.1	Employment and Separation Agreement between ConAgra Foods and Frank Sklarsky dated July 14, 2006.

10.2	Employment Agreement between ConAgra Foods and Robert Sharpe dated December 1, 2005, with summary of agreement terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA FOODS, INC.

Date: July 14, 2006	By: /s/ Owen C. Johnson
Name: Owen C. Johnson
Title: Executive Vice President and
Chief Administrative Officer

EXHIBIT INDEX

Exhibit	Description	Page No.

3.1	Amendment to Bylaws..............................................................	7

10.1	Employment and Separation Agreement between ConAgra Foods and Frank Sklarsky dated July 14, 2006..........................................	8

10.2	Employment Agreement between ConAgra Foods and Robert Sharpe dated December 1, 2005, with summary of agreement terms..................	14